UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2010
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 421-7605
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 23, 2010, Walter Investment Management Corp. (the “Company”) entered into (a) an Amendment to its Revolving Credit Agreement and Security Agreement (the “RC Agreement”) by and between the Company, as borrower, and Walter Energy, Inc. (f/k/a Walter Industries, Inc.) (“Walter”) as lender, and (b) an L/C Support Agreement (the “L/C Agreement”) by and between the Company and certain of its subsidiaries (the subsidiaries being the guarantors and the Company collectively with the subsidiaries being the loan parties) and Walter as the support L/C provider. Both the RC Agreement and the L/C Agreement were dated April 20, 2009, and were filed on Form 8-K with the Securities and Exchange Commission (“SEC”) on April 23, 2009.
The RC Amendment and the L/C Amendment each adds definitions of “Unencumbered Assets,” “REO Property,” “Residual Interest” and “WMC Trusts” to the definitions set forth in the respective agreements. These definitional changes resulted from an amendment to a credit agreement between the Company, the lenders from time to time parties thereto, Regions Bank, as syndication agent, and SunTrust Bank as administrative agent, as reported on Form 10-Q filed with the SEC on August 9, 2010.
The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments. Copies of the RC Amendment and the L/C Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Exhibits
(d) Exhibits

Exhibit
No.	Note	Description
10.1		Amendment to Revolving Credit Agreement and Security Agreement dated September 23, 2010
10.2		Amendment to L/C Support Agreement dated September 23, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: September 27, 2010	By:	/s/ Stuart Boyd Stuart Boyd, Vice President,
General Counsel and Secretary

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